INDEPENDENT AUDITORS' CONSENT



Oppenheimer Equity Income Fund:

We consent to the use in this Post-Effective Amendment No 49 to Registration Statement No. 2-33043 of Oppenheimer Equity Income Fund of our report dated September 22, 1997, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in Prospectus, which is also a part of such Registration Statement.




/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP


Denver, Colorado
December 12, 1997